Exhibit 5.1

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Main Fax	+1 212-407-4000 +1 212-407-4990

February 17, 2026

BlockchAIn Digital Infrastructure, Inc.

1540 Broadway, Ste 1010

New York, NY 10036

Re:	Registration Statement of BlockchAIn Digital Infrastructure, Inc.

Ladies and Gentlemen:

We have acted as special counsel to BlockchAIn Digital Infrastructure, Inc. (“BlockchAIn”), a Delaware corporation, in connection with the preparation of a registration statement on Form S-4, File No. 333-291856 (as amended or supplemented, the “Registration Statement”), filed by BlockchAIn with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), in connection with the offer and sale of up to 432,209,250 shares (the “Shares”) of common stock of BlockchAIn, par value $0.0001 per share (“Common Stock”), consisting of: (i) up to 33,204,910 shares of Common Stock to be issued to the stockholders of Signing Day Sports, Inc. (“Signing Day”) at the closing (the “Closing”) of the Business Combination (as defined in the Registration Statement), based on 33,204,910 shares of common stock of Signing Day assumed to be outstanding immediately prior to the Closing, (ii) up to 344,932,230 shares of Common Stock to be issued to the members of One Blockchain LLC, a Delaware limited liability company, at the Closing, (iii) up to 12,508,860 shares of Common Stock to be issued to Maxim Partners LLC (or its designees) at the Closing, (iv) up to 40,108,536 shares of Common Stock issuable to the members of One Blockchain LLC as Earnout Shares (as defined in the Registration Statement), and (v) up to 1,454,714 shares of Common Stock issuable to Maxim Partners LLC (or its designees) upon issuance of the Earnout Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of BlockchAIn.

Based upon the foregoing, we are of the opinion that, upon issuance in accordance with the Business Combination Agreement (as defined in the Registration Statement) and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

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February 17, 2026 Page 2

We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York and the General Corporation Law of the State of Delaware. In addition, the opinion provided in clause (a)(ii) is qualified to the extent that (a) enforceability may be limited by and be subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law (including, without limitation, concepts of notice and materiality), and by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ and debtors’ rights generally (including, without limitation, any state or federal law in respect of fraudulent transfers); and (b) no opinion is expressed herein as to compliance with or the effect of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption “Legal Matters” in the proxy statement/prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP